    As filed with the Securities and Exchange Commission on December 3, 1999

                                                     Registration No. 333-______
                                                     Registration No. 333-40225*


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                        LAZARE KAPLAN INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)

 DELAWARE                                                        13-2728690
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                              Identification No.)

                       529 FIFTH AVENUE, NEW YORK NEW YORK
 10017 (Address, including zip code of registrant's principal executive offices)

                        LAZARE KAPLAN INTERNATIONAL INC.
                       1997 LONG TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                               Sheldon L. Ginsberg
              Executive Vice President and Chief Financial Officer
                        Lazare Kaplan International Inc.
                                529 Fifth Avenue
                            New York, New York 10017
                                 (212) 972-9700
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a copy to:
                  Warshaw Burstein Cohen Schlesinger & Kuh, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                                 (212) 984-7700
                       Attention: Michael D. Schwamm, Esq.

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
  Title of each class of                             Proposed maximum       Proposed maximum
     securities to be           Amount to be             offering          aggregate offering       Amount of
       registered(1)            registered(2)       price per share(2)          price(2)         registration fee
------------------------------------------------------------------------------------------------------------------
       Common stock,
      $1.00 par value          200,000 shares             $7.5625              $1,512,500              $399
------------------------------------------------------------------------------------------------------------------
       Common stock,           400,000 shares                -                      -                    -
      $1.00 par value
==================================================================================================================

(1) The Registrant originally registered on Form S-8 (registration no. 333-40225), an aggregate of 400,000 shares of common stock issuable upon exercise of awards granted or to be granted under the Lazare Kaplan International

--------
o As permitted by Rule 429 under the Securities Act of 1933, the prospectus contained in this Registration Statement also relates to the Registrant's Registration Statement on Form S-3 (registration no. 333-40225).

    Inc. 1997 Long Term Stock Incentive Plan (the "1997 Plan") and paid the associated registration fee of $1,856. On November 4, 1999, stockholders of the registrant approved an amendment to the 1997 Plan increasing the number of shares authorized for issuance upon exercise of awards granted under the plan from 400,000 to 600,000. Accordingly, this registration is intended to cover an additional 200,000 shares of common stock issuable upon exercise awards granted or to be granted under the 1997 Plan, in each case subject to adjustment for antidilution as provided therein.

(2) Calculated solely for the purposes of determining the amount of the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, the offering price is based upon the average high and low sales prices of the Common Stock on the American Stock Exchange on December 1, 1999.

PROSPECTUS


600,000 SHARES OF COMMON STOCK                         LAZARE KAPLAN INTERNATIONAL INC.
offered by certain stockholders of the Company         529 Fifth Avenue
                                                       New York, New York 10017
                                                       (212) 972-9700

         This prospectus relates to the resale of a maximum of 600,000 shares of our common stock by our officers and directors and other affiliates who have acquired or may acquire shares of our common stock upon (a) the receipt of a stock based award under the Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan or (b) the exercise of an option granted or to be granted under this plan.

         Our common stock is traded on the American Stock Exchange under the symbol "LKI." On December 1, 1999, the last reported sales price of our common stock was $7.5625.

         A PURCHASE OF SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 3.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.




                                December 2, 1999

                                                 TABLE OF CONTENTS


RISK FACTORS.....................................................................................3
       We Are Dependent upon DeBeers for a Significant Portion of Our Rough Diamond Supply.......3
       Sudden Changes in Diamond Supply or Prices By DeBeers Could Adversely Affect Our
                Operations. .....................................................................3
       Our Operations May Suffer if Foreign Trade is Restricted. ................................3
       Our Operations May Suffer if Foreign Disturbances Limit Production........................3
       We Sell a Luxury Product Which Is Subject to Changing Consumer Purchasing Patterns........3
       Our Results May Suffer If We Lose Any of Our Key Personnel................................3
       The Trading Market for Our Common Stock Has Been Very Limited..  .........................3
       Our Principal Stockholders Have the Ability to Control Stockholder Matters. ..............3

WHERE YOU CAN FIND MORE INFORMATION..............................................................4

SELLING STOCKHOLDERS ............................................................................4

PLAN OF DISTRIBUTION.............................................................................5
       Manner of Sales; Broker-Dealer Compensation...............................................5
       Filing of a Post-Effective Amendment In Some Instances....................................5
       Persons Deemed to be Underwriters.........................................................6
       Regulation M..............................................................................6

LEGAL MATTERS....................................................................................6

EXPERTS..........................................................................................6

YOU SHOULD ONLY RELY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS OR ANY SUPPLEMENT. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS OR ANY SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE COVER OF SUCH DOCUMENT. WE HAVE NOT AUTHORIZED ANYONE ELSE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF SHARES OF COMMON STOCK IN ANY STATE WHERE THE OFFER IS NOT PERMITTED

                                  RISK FACTORS

         Investing in Lazare Kaplan common stock is very risky. You shouldn't purchase our common stock unless you can afford to lose your entire investment In addition to the other information in this prospectus, you should carefully consider the following factors before purchasing any of our common stock.

         We Are Dependent upon DeBeers for a Significant Portion of Our Rough Diamond Supply. Our business is highly dependent upon the availability of rough diamonds, Based on published reports, we believe that approximately 60% of the value of world diamond output is purchased for resale by DeBeers Centenary AG and its affiliated companies. If there should be any interruption in our relationship with DeBeers, such interruption could have a significant adverse effect on our operations.

         Sudden Changes in Diamond Supply or Prices By DeBeers Could Adversely Affect Our Operations. Through its control of the world's rough diamond supply and its own inventory, De Beers can exert significant control over the pricing of rough and polished diamonds. A rapid increase in rough diamond prices could significantly and adversely affect our revenue and operating margins if the increased cost could not be passed along to our customers in a timely manner. Alternatively, a rapid decrease in the price of polished diamonds could require us to lower our prices which could result in significant inventory losses and lower margins.

         Our Operations May Suffer if Foreign Trade is Restricted. The world's sources of rough diamonds are highly concentrated in a limited number of countries. Varying degrees of political and economic risk exist in these countries. As a consequence, the diamond business is subject to various sovereign risks beyond the industry's control, such as changes in laws and policies affecting foreign trade and investment.


         Our Operations May Suffer if Foreign Disturbances Limit Production. We are subject to various political and economic risks, including the instability of foreign economies and governments, labor disputes, war and civil disturbances and other risks that could cause production difficulties or stoppages, restrict the movement of inventory or result in the deprivation or loss of contract rights or the taking of property by nationalization or expropriation without fair compensation.

         We Sell a Luxury Product Which Is Subject to Changing Consumer Purchasing Patterns. We produce a luxury product that we sell primarily to quality retailers. Consumers purchase polished diamonds with discretionary, disposable income. Consumer purchasing patterns can be influenced by general economic conditions in consuming countries, employment levels and consumer confidence. A negative trend in any of these items could significantly and adverse effect our operations.

         Our Results May Suffer If We Lose Any of Our Key Personnel. To date, our success has been highly dependent upon the efforts of Maurice and Leon Tempelsman. If we were to loss their combined services, our operations would be significantly and adversely affected.

         The Trading Market for Our Common Stock Has Been Very Limited.. The trading activity of our common stock has been very limited. During the 12-month period ended November 30, 1999, our average daily trading volume averaged only 9,014 shares. Accordingly, this low trading volume may have had a significant effect on the market price of our common stock, and historic prices may not necessarily be indicative of market price in a more liquid market.

         Our Principal Stockholders Have the Ability to Control Stockholder Matters. Maurice Tempelsman, the Chairman of the Board of the Company, and his son, Leon Tempelsman, the Vice-Chairman and President of the Company together have the right to vote 3,647,788 shares, or approximately 44% of the Company's Common Stock outstanding. As a result of the ownership of such shares, the Tempelsmans effectively have the ability to control the election of all of our directors and the outcome of all other matters requiring stockholder approval.


                       WHERE YOU CAN FIND MORE INFORMATION

         We publicly file annual, quarterly and current reports, proxy statements and other documents with the SEC. You may read and copy any of these document at the SEC's public reference rooms in Washington, D.C., New York City and Chicago. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC maintains an Internet website at http://www.sec.gov where our publicly filed documents may be obtained.

         This prospectus is part of a registration statement filed with the SEC. Our registration statement contains more information than this prospectus regarding us and our common stock and includes supplemental exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from its Internet website.

         The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we are deemed to be disclosing information to you by referring you to those documents. This information is important and should be reviewed. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supercede the information in this prospectus.

         We incorporate by reference into this prospectus the following documents and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         o   Annual Report on Form 10-K for our fiscal year ended May 31, 1999.

         o Quarterly Report on Form 10-Q for our fiscal quarter ended August 31, 1999.

         o   Current Report on Form 8-K, dated November 2, 1999.

         o Description of our common stock, which is contained in Item 1 of our Registration Statement on Form 8-A, filed with the SEC on September 21, 1973

         You may request a copy of these filings (excluding all exhibits unless we have specifically incorporated an exhibit by reference), at no cost, by writing or telephoning us at:

             Lazare Kaplan International Inc.
             529 Fifth Avenue
             New York, New York 10017
             Attention: Margaret James, Controller
             (212) 972-9700

                              SELLING STOCKHOLDERS

         The shares being offer by the selling stockholders consist of shares of common stock that they may acquire upon (a) the receipt of an award under our 1997 Long-Term Stock Incentive Plan or (b) the exercise of an option granted or to be granted under this plan. The selling stockholders named below may resell all, a portion, or none of these shares. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We have agreed to pay all the expenses we incur in connection with the registration of the shares. Each selling stockholder will pay all broker commissions and other selling expenses he or she incurs, as well as any legal and other expenses he or she may incur in the registration or sale of his or her shares.

         From time to time, we may add other participants under the plan to the list of selling stockholders if the participant is deemed to be "affiliate." We made add them either by means of a post-effective amendment to the registration statement or by use of a prospectus supplement. An "affiliate" is defined under the Securities Act of 1933 Act as a "person that directly or indirectly, through one or more intermediaries, controls, or is controlled by or is under common control with" of our company.

          The following table sets forth information about the ownership of our common stock by the selling stockholders as of December 1, 1999. The number of shares offered will be determined from time to time by each selling stockholder at his or her sole discretion and does not constitute a commitment to sell any or all of the stated number of shares of common stock. Maurice Tempelsman is the Chairman of the Board and a director, Leon Tempelsman is the Vice Chairman of the Board, President and a director, Sheldon L. Ginsberg is the Executive Vice President, Chief Financial Officer and director, and Robert Speisman is the Senior Vice President - Sales and Director and a director. Marcy Meiller and Rena Speisman are each the sister of Leon Tempelsman and the daughter of Maurice Tempelsman. Rena Speisman also is the wife of Robert Speisman. The ownership of each of Leon Tempelsman, Marcy Meiller and Rena Speisman includes an option to purchase 33,333 shares, which each of them received as a gift from Maurice Tempelsman. Except as otherwise noted, none of the selling stockholders listed below has had any other position, office or other material relationship with us or any of our predecessors or affiliates within the past three years.

                                                   Maximum Number of Shares
                                                Subject to Outstanding Options
Name                                            Which May Be Reoffered Hereby
----                                            -----------------------------
Maurice Tempelsman                                         20,000
Leon Tempelsman                                           113,333
Sheldon L. Ginsberg                                        40,000
Robert Speisman                                            20,000
Marcy Meiller                                              33,333
Rena Speisman                                              33,334

                              PLAN OF DISTRIBUTION

MANNER OF SALES; BROKER-DEALER COMPENSATION

         The selling stockholders may resell any shares of common stock that they acquire under the plan in privately negotiated transactions or on the American Stock Exchange through brokers and dealers. These brokers and dealers may act as agent or as principal and may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or from the purchasers of the shares of common stock for whom the broker-dealers may act as agent or to whom the broker-dealers may sell as principal, or both. The selling stockholders also may sell the shares in reliance upon Rule 144 under the Securities Act at such times as they are eligible to do so. We have been advised by each of the selling stockholders that they have not made any arrangements for the distribution of the shares. Broker-dealers who effect sales for the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers engaged by selling stockholders will receive commissions or discounts from them in amounts to be negotiated prior to the sale.

FILING OF A POST-EFFECTIVE AMENDMENT IN SOME INSTANCES

         If any of the selling stockholders notifies us that they have entered into a material arrangement (other than a customary brokerage account agreement) with a broker or dealer for the sale of shares of common stock under this prospectus through a block trade, purchase by a broker or dealer or similar transaction, we will file a post-effective amendment to the registration statement under the Securities Act. This post-effective amendment will disclose:

         o   The name of each broker-dealer.

         o   The number of shares involved.

         o   The price at which those shares were sold.

         o The commissions paid or discounts or concessions allowed to the broker-dealer(s).

         o If applicable, that the broker-dealer(s) did not conduct any investigation to verify the information contained or incorporated by reference in this prospectus, as amended.

         o   Any other facts material to the transaction.

PERSONS DEEMED TO BE UNDERWRITERS

         The selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with the sale of the shares they may receive pursuant to the plan. In addition, any broker-dealers that participate with the selling stockholders in the sale of those shares also will be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Accordingly, any discounts, concessions or commissions received by any of the selling stockholders or these broker-dealers acting on their behalf and any profits received by them on the resale of the shares of common stock may be deemed to be underwriting discounts and commissions under the Securities Act.

REGULATION M

         We have informed the selling stockholders that Regulation M promulgated under the Securities Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of our common stock or any right to purchase our common stock for a period of one business day before and after completion of its participation in the distribution.

         During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of our common stock. No person may effect any stabilizing transaction to facilitate any offering at the market. Inasmuch as the selling stockholders will be reoffering and reselling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to our common stock.

                                  LEGAL MATTERS

         The law firm of Warshaw Burstein Cohen Schlesinger & Kuh, LLP will give its opinion on the validity of our common stock. As of the date of this prospectus, certain partners and other persons associated with this law firm beneficially own an aggregate of 12,050 shares of common stock.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included or incorporated by reference in our Annual report on form 10-K for the year ended May 31, 1999, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by Lazare Kaplan International Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated by reference into this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1999.

         (c) Current Report on Form 8-K, dated November 2, 1999.

         (d) The description of the Company's Common Stock set forth under Item 1 of the Company's Registration Statement on Form 8-A, as filed with the Commission on September 21, 1973, which incorporates by reference the description set forth in the Prospectus, contained in the Company's Registration Statement on Form S-1 filed with the Commission August 28, 1972 (File No. 2-45510), under the caption "Description of Common Stock."

         All documents subsequently filed by the Company with the Commission after the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents; provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect and prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year, shall not be deemed to be incorporated by reference in this Registration Statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document, which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The following states the general effect of all statutes, charter provisions, by-laws, contracts or other arrangements under which any controlling person, director or officer of the Company is insured or indemnified in any manner against liability which he may incur in his capacity as such:

    Section 145 of the Delaware General Corporation Law provides:

    145. INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS:
         INSURANCE.

         (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

         (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made
    (l) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or, if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person, who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

    The Certificate of Incorporation of the Company provides:

         SEVENTH: The Corporation shall, to the fullest extent permitted by
    Section 145 of the General Corporation Law of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

    The Certificate of Incorporation further provides:

         EIGHTH: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of his fiduciary duty as a director, provided that nothing contained herein shall eliminate or limit the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or any amendment thereto of any successor thereto, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of this Article EIGHTH nor the adoption of any provision of the certificate of incorporation inconsistent with this Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

    The By-Laws of the Company provide:

                                   ARTICLE VI

                                 INDEMNIFICATION

         1. EXECUTIVE OFFICERS. The corporation shall indemnify its executive officers and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such executive officers. The executive officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section l, shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

         Any indemnification pursuant to this Article VI, Section l shall be applicable to acts or omissions that occurred prior to the adoption of this
    Article VI, Section l provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this
    Article VI, Section l shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this Article VI, Section l or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

         The indemnification provided under this Article VI, Section l shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

         The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section l, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

         2. OUTSIDE DIRECTORS. The corporation shall indemnify its outside (i.e. non-officer) directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania, for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such outside director. The outside directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 2 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

         Any indemnification pursuant to this Article VI, Section 2 shall be applicable to acts or omissions that occurred prior to the adoption of this
    Article VI, Section 2 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under Article VI, Section 2 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification. Any subsequent repeal or amendment of this Article VI, Section 2 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.


         The indemnification provided under this Article VI, Section 2 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

         The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to Article VI, Section 2, such reasonable requirements and condi tions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

         3. EXECUTIVE OFFICERS AND DIRECTORS PRIOR TO APRIL 9, 1984. The corporation shall indemnify its directors and executive officers and those of its subsidiaries who were in office prior to April 9, 1984 to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director or officer. The directors and officers of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 3 shall include such persons who held the offices as were covered under the aforementioned policy in the policy year indicated.

         Any indemnification pursuant to this Article VI, Section 3 shall be applicable to acts or omissions that occurred prior to the adoption of this
    Article VI, Section 3, provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this
    Article VI, Section 3 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this Article VI, Section 3 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

         The indemnification provided under this Article VI, Section 3 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise. The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section 3, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

         4. DIRECTORS. The corporation shall indemnify its existing directors and those of its subsidiaries to the same extent as they would have been insured under the terms of an insurance policy issued to the corporation by National Union Fire Insurance Company of Pittsburgh, Pennsylvania for the policy year beginning September 26, 1984 and ending September 26, 1985 had such policy been in effect at the time a claim is made against any such director. The directors of the corporation and its subsidiaries entitled to indemnification pursuant to this Article VI, Section 4 shall include such persons who may hold the offices, either currently or in the future, as were covered under the aforementioned policy in the policy year indicated.

         Any indemnification pursuant to this Article VI, Section 4 shall be applicable to acts or omissions that occurred prior to the adoption of this
    Article VI, Section 4 provided they would have been covered under the insurance policy mentioned above. The right to indemnification under this
    Article VI, Section 4 shall continue after any person has ceased to serve in the capacity which would have entitled him to such indemnification hereunder. Any subsequent repeal or amendment of this Article VI, Section 4 or any provision hereof, which shall have the effect of limiting, qualifying or restricting the powers or rights of indemnification provided or permitted hereunder shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person with respect to claims made prior to such repeal or amendment.

         The indemnification provided under this Article VI, Section 4 shall not be deemed exclusive of any other rights to which directors, officers, agents or employees of the corporation may be entitled under Article SEVENTH of the Certificate of Incorporation of the corporation, or any agreement, vote of the stockholders or disinterested directors, or otherwise.

         The corporation shall have the right to impose, as conditions to any indemnification provided or permitted pursuant to this Article VI, Section 4, such reasonable requirements and conditions as the Board of Directors or stockholders may deem appropriate in each specific case and circumstance, including but not limited to (i) that any counsel representing the person to be indemnified in connection with the defense or settlement of any action shall be selected by the corporation, subject to the approval of the person to be indemnified, which consent shall not be unreasonably withheld, (ii) that the corporation shall have the right, at its option, to assume and control the defense or settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified, and (iii) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

         5. SEVERABILITY. If any of the provisions of this Article VI, or any part hereof, is hereafter construed to be invalid or unenforceable, the same shall not affect the remaining provisions of this Article VI, which shall remain in full effect without regard to the invalid portion or portions.

         In addition, the Company has obtained directors and officers liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

Exhibit No.       Description
-----------       -----------
4                 Instruments defining the rights of security holders, including indentures

    4.1(a)  (i)   Certificate of Incorporation of the Company, as amended
                  (incorporated by reference to Exhibit 3(a) to Company's Annual
                  Report on Form 10-K for the fiscal year ended May 31, 1987 filed with the Commission on August 26, 1987, as amended
                  January 14, 1988).

            (ii) Certificate of Amendment of the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on November 1, 1990 (incorporated by reference to Exhibit 3(b) to Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1992 filed with the Commission on August 28, 1992).

            (iii) Certificate of Amendment of the Certificate of Incorporation
                  filed with the Secretary of State of the State of Delaware on November 6, 1997 (incorporated by reference to Exhibit
                  4.1(a)(iii) to the Company's Registration Statement on Form
                  S-8 filed with the Commission on November 17, 1997).

    4.1(b)  Certificate of Designations of Series A Junior Participating
            Preferred Stock filed with the Secretary of State of the State of Delaware on November 6, 1997 (incorporated by reference to Exhibit
            4.1(b) to the Company's Registration Statement on Form S-8 filed with the Commission on November 17, 1997).

    4.2 By-Laws of the Company, as amended (incorporated by reference to Exhibit 3(b) to Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1987 filed with the Commission on August 26, 1987, as amended January 14, 1988).

    4.3     Form of certificate representing shares of the Company's Common
            Stock (incorporated by reference to Exhibit 4(a) to Amendment No. 1 to Registration Statement on Form S-2 filed with the Commission on October 4, 1990 ).

    4.4     (a)     The Lazare Kaplan International Inc. 1997 Long Term Stock
                    Incentive Plan.*

            (b) Form of Incentive Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc. 1997 Long
                    Term Stock Incentive Plan.(incorporated by reference to
                    Exhibit 4.5(a) to the Company's Registration Statement on
                    Form S-8 filed with the Commission on November 17, 1997).

            (c) Form of Non-Qualified Stock Option Agreement for options granted pursuant to the Lazare Kaplan International Inc.
                    1997 Long Term Stock Incentive Plan. (incorporated by reference to Exhibit 4.5(b) to the Company's Registration
                    Statement on Form S-8 filed with the Commission on November
                    17, 1997).

5           Opinion re legality

    5.1     Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP*

15          Letter on unaudited interim financial information - not applicable

23          Consent of experts and counsel

    23.1 Consent of Warshaw Burstein Cohen Schlesinger & Kuh, LLP (contained in Exhibit 5.1)

    23.2    Consent of Ernst & Young LLP*

24          Power of attorney (contained in the signature pages hereto)*

-------------
*Filed herewith

ITEM 9. UNDERTAKINGS.

         The Company will:

                  (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution;

                  (2) For determining liability under the Securities Act of 1933 (the "Securities Act"), treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

                  (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on December 2, 1999.


                                         LAZARE KAPLAN INTERNATIONAL INC.
                                         --------------------------------
                                         By:/s/ Sheldon L. Ginsberg
                                             Sheldon L. Ginsberg,
                                             Executive Vice President and
                                             Chief Financial Officer

         Each person whose signature appears below hereby constitutes and appoints Leon Tempelsman and Lucien Burstein, and each of them, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, hereby ratifying and confirming all that either such attorneys-in-fact or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated and on the dates indicated.

Signatures                         Title                            Date
/s/ Maurice Tempelsman             Chairman of the Board            December 2, 1999
---------------------------        of Directors
Maurice Tempelsman


/s/ Leon Tempelsman                Vice Chairman of the             December 2, 1999
---------------------------        Board of Directors and
Leon Tempelsman                    President (principal
                                   executive officer)

/s/ Lucien Burstein                Director                         December 2, 1999
---------------------------
Lucien Burstein

/s/ Myer Feldman                   Director                         December 2, 1999
---------------------------
Myer Feldman

/s/ Sheldon L. Ginsberg            Director and Executive           December 2, 1999
---------------------------        Vice President and
Sheldon L. Ginsberg                Chief Financial Officer
                                   (principal financial and
                                   accounting officer)

/s/ Robert Speisman                Director                         December 2, 1999
---------------------------
Robert Speisman

Exhibit No.      Description
-----------      -----------
 4.4(a)          The Lazare Kaplan International Inc. 1997 Long Term Stock Incentive Plan.

 5.1             Opinion of Warshaw Burstein Cohen Schlesinger & Kuh, LLP

23.2             Consent of Ernst & Young LLP